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                               EXHIBIT 21

              SUBSIDIARIES OF SAFEGUARD SCIENTIFICS, INC.

     Exclusive of immaterial subsidiaries and companies in which Registrant holds a minority interest, Registrant as of March 26, 1999 had the following subsidiaries:


                                                                  PLACE OF
NAME                                                              INCORPORATION
----                                                              -------------
aligne Incorporated                                               Pennsylvania

CompuCom Systems, Inc.                                            Delaware
   CompuCom Properties, Inc.                                      Delaware
   ClientLink, Inc.                                               Delaware
   The Computer Factory, Inc.                                     New York
   International Micronet Systems                                 California
   CSI Funding, Inc.                                              Delaware
   Dataflex Corporation                                           Florida
   Computer Integration Corporation                               Delaware

Compushop Incorporated                                            Delaware

DRC Holdings, Inc.                                                Delaware

Mobile Broadcasting Corporation                                   Delaware

Penn-Sylvan Management, Inc.                                      Pennsylvania

Pennsylvania Early Stage Partners GP, L.L.C.                      Pennsylvania

Radnor Venture Management Company                                 Pennsylvania

Safeguard Scientifics (Delaware), Inc.                            Delaware

Safeguard Delaware, Inc.                                          Delaware

Safeguard 97 Capital L.P.                                         Delaware

Safeguard 98 Capital L.P.                                         Delaware

Safeguard 99 Capital L.P.                                         Delaware

Safeguard Partners Capital L.P.                                   Delaware

Safeguard XL Capital L.P.                                         Delaware

Safeguard Capital Management, Inc.                                Delaware

Safeguard International Group, Inc.                               Delaware

Safeguard Technologies, Inc.                                      Delaware


SFINT, Inc.                                                       Delaware

SSIB, Inc.                                                        Delaware

SSI Buttonwood, Inc.                                              Delaware

SSI Management Company, Inc.                                      Delaware

SSIP (Delaware), Inc.                                             Delaware

SSI Partnership Holdings, Inc.                                    Delaware

SSI Partnership Holdings (Pennsylvania), Inc.                      Pennsylvania

Tangram Enterprise Solutioins, Inc.                               Pennsylvania

Technology Leaders Management, Inc.                               Delaware

XL Realty corp.                                                   Delaware
